As filed with the Securities and
            Exchange Commission on February 16, 1999


                                           Registration No.  333-


               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC 20549

                 ------------------------------

                            FORM S-8
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                 ------------------------------

                         WPI GROUP, INC.
     (Exact Name of Registrant as Specified in Its Charter)

             New Hampshire                     02-218767
             -------------                     ---------
(State or other jurisdiction of                (I.R.S.Employer
incorporation or organization)                 Identification No.)

                         1155 Elm Street
                 Manchester, New Hampshire 03101
                 -------------------------------
   (Address of Principal Executive Offices Including Zip Code)



           WPI GROUP, INC. NONSTATUTORY STOCK OPTIONS
                 ------------------------------


                      (Full Title of Plan)


                        MICHAEL H. FOSTER
              Chairman and Chief Executive Officer
                         WPI GROUP, INC.
                         1155 Elm Street
                      Manchester, NH 03101
                         (603) 627-3500
        (Name, address, including zip code, and telephone
        number including area code, of agent for service)



   Copy to: MICHAEL B. TULE, Vice President - General Counsel
                         WPI GROUP, INC.
                         1155 Elm Street
                      Manchester, NH 03101

                 -----------------------------
    Approximate date of proposed sales pursuant to the Plan:
 From time to time after the effective date of this Registration
                            Statement



                 CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------

Title of                           Proposed Maximum    Proposed Maximum   Amount of
Securities To   Amount To Be       Offering            Aggregate          Registration
Be Registered   Registered         Price Per Share 1   Offering Price 1   Fee

-------------------------------------------------------------------------
Common Stock
par value $.01      85,000         $4.031             $342,635           $123.25




     1 Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low reported sale prices of the registrant's Common Stock as quoted in the National Market System of the NASDAQ on February 12, 1999

                        TABLE OF CONTENTS


                                                             Page


INTRODUCTION                                                   1

AVAILABLE INFORMATION                                          1


                             PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT          II-1

    Item 3.  Incorporation of Documents by Reference        II-1
             ---------------------------------------

    Item 6.  Indemnification of Directors and Officers      II-1
             -----------------------------------------

    Item 8.  Exhibits                                       II-2
             --------

    Item 9.  Undertakings                                   II-2
             ------------

SIGNATURES                                                  II-4

INDEX OF EXHIBITS                                           II-6

                          INTRODUCTION

     This Registration Statement on Form S-8 relates to the registration of 85,000 shares of WPI Group, Inc. (the "Company") common stock issuable under certain nonstatutory stock options granted to certain directors and consultants by WPI Group, Inc.


                      AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street N.W., Washington, D.C. 20549; and at the Regional Offices of the Commission at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 75 Park Place, Room 1400, New York, NY 10007. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Company is required to filed electronic versions of these materials with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. The Commission maintains a Word Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants and file electronically with the Commission. The common stock of the Company is traded on the NASDAQ National Market. Reports and other information concerning the Company be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     The Company will provide without charge to any person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request, a copy of its most recent annual report to stockholders and any and all documents incorporated herein by reference (other than certain exhibits to such documents). See "Certain Other Information." Written requests should be directed to Investor Relations, WPI Group, Inc., 1155 Elm Street, Manchester, New Hampshire 03101. Telephone requests may be directed to (603) 627-3500.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.    Incorporation of Documents by Reference
           ---------------------------------------

     The following documents filed by the Company with the Commission are incorporated herein by reference:

     1.   Annual Report on Form 10-KSB for the Fiscal Year Ended
          September 27,1998.

     2. Quarterly Reports on Form 10-Q for the quarter ended December 27, 1998.

     3. The description of the Common Stock which is contained in the Company's Registration Statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company after the date of this Prospectus pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Item 6.    Indemnification of Directors and Officers
           -----------------------------------------

    New Hampshire Revised Statutes Annotated ("RSA") 293-A, Sections 8.51 and 8.56, empower a corporation, subject to certain limitations, to indemnify its directors and officers against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by them in connection with any civil or criminal suit or proceeding (other than a derivative action) to which they are parties or threatened to be made parties by reason of being directors or officers, if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation (and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful). The power to indemnify in connection with an action or suit by or in the right of the corporation (a derivative action) is more limited. Indemnification against expenses actually and reasonably incurred is required if a director or officer is wholly successful in defense of an action, suit or proceeding of the type where indemnity is permitted by the statute. Unless ordered by a court, indemnification under the statute, other than mandatory indemnification against expenses, may be made only if a determination that indemnification is proper has been made by a prescribed vote of the board of directors, special legal counsel in certain cases, by the shareholders or by the prescribed vote of a committee duly designated by the board of directors, in certain cases. Indemnification provided for by RSA 293-A:8.50-
8.58 is not exclusive and a corporation is empowered to maintain insurance on behalf of its directors and officers against any liability asserted against them in that capacity, whether or not the corporation would have the power under that section to indemnify them.

     The by-laws of the Registrant provide that it shall indemnify any director or officer pursuant to the provisions of RSA 293-A:8.50-8.58.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing or any existing arrangement or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable.

     The by-laws of the Company provide that it shall indemnify any director or officer to the fullest extent allowed by law.
The Company currently maintains insurance on behalf of its directors and officers against liability asserted against them in that capacity.

Item 8.    Exhibits
           --------

     The exhibits listed on the Exhibit Index on Page II-6 of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

Item 9.    Undertakings
           ------------
(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)    to include any prospectus required by Section
                 10(a)(3) of the Securities Act of 1993 ("Act");

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (i) and (ii) do not
               apply if the information required to be
          included in a post-effective amendment by those
               paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section
               15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration
               Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13 (a) or Section 15(d) of the Securities Exchange Act of 1933 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on behalf by the undersigned, thereunto duly authorized, in the City of Manchester, State of New Hampshire, on February 16,1999.

                         WPI GROUP, INC.


                         By:/s/ John Allard
                            ------------------
                            John Allard, President
                            and Chief Operating Officer



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 16th day of February 16, 1999.



Signature                          Title
---------                          -----

/s/Michael Foster                  Chairman, Chief Executive
-----------------                  Officer and Director
Michael Foster                     (Principal Executive Officer)

/s/ John Allard                    President, Chief Operating
-----------------                  Officer and Director
John Allard

/s/John Powers                     Vice President and Chief
--------------                     Financial Officer
John Powers                        (Principal Accounting Officer)

/s/Stephen Carlotti                Director
-------------------
Stephen Carlotti

/s/Paul Giovacchini                Director
-------------------
Paul Giovacchini

/s/Irving Gutin                    Director
---------------
Irving Gutin

/s/Steven Shulman                  Director
-----------------
Steven Shulman

/s/Bernard Tenenbaum               Director
--------------------
Bernard Tenenbaum

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manchester, State of New Hampshire, on February 16, 1999.


                              WPI GROUP, INC.
                              (Plan Administrator)


                              By:/s/ John Allard
                                 -----------------
                                 John Allard, President
                                 and Chief Operating Officer

                        INDEX OF EXHIBITS

Exhibit
Number              Description of Exhibits


5              Opinion re: Legality

23.1           Consent of Michael B. Tule, Vice President,
               General Counsel and Secretary is contained in
               Exhibit 5

23.2           Consent of Arthur Andersen LLP

99.1 Nonstatutory Stock Option Agreement dated October 16, 1996 between WPI Group, Inc. and Horizon Public Adjusters Group, Inc., granting option to purchase 35,000 shares of WPI Group, Inc. common stock.

99.2           Nonstatutory Stock Option Agreement dated October
               18, 1996 between WPI Group, Inc. and Peter D.
               Danforth, granting option to purchase 5,000 shares
               WPI Group, Inc. common stock.

99.3           Nonstatutory Stock Option Agreement dated October
               18, 1996 between WPI Group, Inc. and Paul G.
               Giovacchini, granting option to purchase 5,000 shares WPI Group, Inc. common stock.

99.4           Nonstatutory Stock Option Agreement dated October
               18, 1996 between WPI Group, Inc. and Irving Gutin, granting option to purchase 5,000 shares WPI
               Group, Inc. common stock.

99.5           Nonstatutory Stock Option Agreement dated October
               18, 1996 between WPI Group, Inc. and Robert C.
               McCray, granting option to purchase 5,000 shares
               WPI Group, Inc. common stock.

99.6           Nonstatutory Stock Option Agreement dated October
               18, 1996 between WPI Group, Inc. and Bernard H.
               Tenenbaum, granting option to purchase 5,000 shares WPI Group, Inc. common stock.

99.7           Nonstatutory Stock Option Agreement dated October
               31, 1997 between WPI Group, Inc. and Peter D.
               Danforth, granting option to purchase 5,000 shares
               WPI Group, Inc. common stock.

99.8           Nonstatutory Stock Option Agreement dated October
               31, 1997 between WPI Group, Inc. and Paul G.
               Giovacchini, granting option to purchase 5,000 shares WPI Group, Inc. common stock.

99.9           Nonstatutory Stock Option Agreement dated October
               31, 1997 between WPI Group, Inc. and Irving Gutin, granting option to purchase 5,000 shares WPI
               Group, Inc. common stock.

99.10          Nonstatutory Stock Option Agreement dated February
               10, 1998 between WPI Group, Inc. and Robert C.
               McCray, granting option to purchase 5,000 shares
               WPI Group, Inc. common stock.

99.11          Nonstatutory Stock Option Agreement dated October
               31, 1997 between WPI Group, Inc. and Bernard H.
               Tenenbaum, granting option to purchase 5,000 shares WPI Group, Inc. common stock.